UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK VIRGINIA MUNICIPAL BOND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

E-MAIL CORRESPONDENCE:

On October 15, 2025, each of the funds listed below (each, a “Fund”) will hold a special meeting of shareholders at which shareholders will be asked to consider and vote on proposals related to certain proposed reorganizations/mergers, each of which is described in more detail in the applicable joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission.

Fund Name	Ticker
BlackRock Virginia Municipal Bond Trust	BHV
BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
BlackRock MuniHoldings California Quality Fund, Inc.	MUC

We request that you exercise discretion with respect to voting any and all shares of a Fund over which you or your affiliates may have voting authority.

This communication is not intended to, and does not solicit a proxy from any shareholder